UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Viper Energy, Inc.

(Exact name of registrant as specified in its charter)

DE	46-5001985
(State of Incorporation)	(IRS Employer Identification No.)

500 West Texas, Suite 100
Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Class A Common Stock, $0.000001 Par Value	The Nasdaq Stock Market LLC (NASDAQ Global Select Market)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration or Regulation A offering statement file number to which this form relates: 333-195769 and 333-198129

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Explanatory Note

This Amendment No. 1 (this “Amendment”) to Form 8-A (the “Registration Statement”) is being filed pursuant to Section 12(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by Viper Energy, Inc., a Delaware corporation (“Viper Corp.”), as the successor registrant to Viper Energy Partners LP, a Delaware limited partnership (“Viper LP”). Effective November 13, 2023, Viper LP converted from a Delaware limited partnership to a Delaware corporation pursuant to the Plan of Conversion, which is incorporated by reference as Exhibit 2.1 to this Current Report on Form 8-K (the “Conversion”). In accordance with Rule 12g-3 under the Exchange Act, upon the effective time of the Conversion, the Class A common stock, par value $0.000001 per share (the “Class A Common Stock”), of Viper Corp., was deemed to be registered under Section 12(b) of the Exchange Act as Viper Corp. is deemed to be the successor registrant to Viper LP. Viper Corp. expressly adopts the Registration Statement, as modified by this Amendment, as its own registration statement for all purposes of the Exchange Act. The Class A Common Stock will continue to trade on the The Nasdaq Stock Market LLC (NASDAQ Global Select Market) under the ticker symbol “VNOM.”

This Amendment amends the Registration Statement as follows:

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Class A Common Stock is contained in the “Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934” set forth in Exhibit 99.1 to Viper Corp.’s Current Report on Form 8-K filed on November 13, 2023, which is incorporated herein by reference.

Item 2.	Exhibits

2.1	Plan of Conversion (incorporated by reference to Exhibit 99.1 to Viper Energy Partners LP’s Current Report on Form 8-K filed on November 2, 2023).

3.1	Certificate of Conversion of Viper Energy Partners LP (incorporated by reference to Exhibit 99.2 to Viper Energy Partners LP’s Current Report on Form 8-K filed on November 2, 2023).

3.2	Certificate of Incorporation of Viper Energy, Inc. (incorporated by reference to Exhibit 99.3 to Viper Energy Partners LP’s Current Report on Form 8-K filed on November 2, 2023).

3.3	Bylaws of Viper Energy, Inc. (incorporated by reference to Exhibit 99.4 to Viper Energy Partners LP’s Current Report on Form 8-K filed on November 2, 2023).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VIPER ENERGY, INC.

Date: November 13, 2023

	By:	/s/ Teresa L. Dick
	Name:	Teresa L. Dick
	Title:	Chief Financial Officer, Executive Vice President and Assistant Secretary